UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):         March 15, 2017

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, 10th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On March 15, 2017, Xcel Brands, Inc. (the “Company”) made an investor presentation which included certain preliminary, estimated unaudited financial results for the year ended December 31, 2016. The investor presentation includes certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provided such measures and a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. Readers should consider non–GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Registrant’s investor presentation is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the investor presentation described above is furnished herewith as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company (i) that the furnishing of the information in this Item 7.01 is required by Regulation FD, (ii) that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or (iii) that investors should consider this information before making an investment decision with respect to any security of the Company.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with the ‘Safe Harbor” statement contained in the presentation material and the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such forward-looking statements.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Xcel Brands, Inc. Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: March 15, 2017